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                                                                    EXHIBIT 10.3

                            DATED _____________ 2004

               TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED



                                       AND



                                   [EMPLOYEE]



                              _____________________



                                SERVICE AGREEMENT



                              _____________________


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THIS AGREEMENT is made the 13 day of April 2004

BETWEEN

(1) TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED, a company incorporated in the British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands (the "COMPANY"); and

(2)   (_________) of (_________________) (the "EMPLOYEE").

WHEREAS it is agreed that the Company shall employ the Employee and the Employee shall serve the Group as the President of the Group on the following terms and subject to the following conditions:

1.    DEFINITIONS AND INTERPRETATION

1.1 In this Agreement unless the context otherwise requires the following expressions shall have the following meanings:

      "AFFILIATE"              means, with regard to a given Person, a Person
                               that controls, is controlled by or is under common control with the given Person;

      "BOARD" means the board of directors for the time being of the Company;

      "GROUP"                  means the Company and its Subsidiaries;

      "HONG KONG"              means the Hong Kong Special Administrative
                               Region of the PRC;

      "INTELLECTUAL PROPERTY"  includes patents, trade marks, service marks, designs, utility models, copyrights, design rights, proprietary information, applications for registration of any of the foregoing and the right to apply for them in any part of the world, moral rights, inventions, confidential information, know-how, and rights of like nature arising or subsisting anywhere in the world, in relation to all of the foregoing, whether registered or unregistered;

      "PERSON" means any individual, corporation,partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity;

      "PRC"                    means the People's Republic of China; and

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      "SUBSIDIARY"           means any other company or other entity directly
                             or indirectly under the control of the
                             Company, and for the purpose of this
                             definition; "CONTROL" shall mean
                             ownership of more than fifty per cent
                             (50%) of the voting share capital or
                             equivalent right of ownership of such
                             company or entity, or power to direct
                             its policies and management whether by
                             contract or otherwise.

1.2 Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of it.

1.3 The headings is this Agreement are for convenience only and shall not affect its construction or interpretation.

2.    TERM OF EMPLOYMENT

2.1 The employment of the Employee (subject to termination as provided below) shall be for an initial fixed period of three (3) years commencing from the date hereof, and thereafter for an indefinite period subject to either the Employee or the Company serving, on or after the third anniversary of the date hereof, written notice on the other to terminate the employment which is to take effect one (1) month from the date of service of such notice.

2.2 The Employee represents and warrants to the Company that he is fully capable of and not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits him from entering into or performing all obligations and duties under this Agreement.

3.    DUTIES

3.1   The Employee shall during his employment under this Agreement:

      3.1.1 be responsible for the duties of _____________ and shall faithfully and diligently carry out such executive and management functions and duties with regard to the operation of the Company and its Subsidiaries;

      3.1.2 perform the duties and exercise the powers which the Board may from time to time properly assign to him in his capacity as _____________ or in connection with the business of the Company or the business of any one or more members of the Group;

      3.1.3 accept appointment as _____________ and, if requested by the Company, any of its Subsidiaries;

      3.1.4 do all in his power to promote, develop and extend the business of the Company and of its Subsidiaries and at all times and in all respects conform to and comply with the proper and reasonable directions and regulations of the Board;

      3.1.5 devote substantially the whole of his efforts, attention, abilities and time to the business of the Group and use his best endeavours to develop and extend

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            the business of the Group; and

      3.1.6 exercise his best endeavours to procure the compliance by the Company and its Subsidiaries with all laws and regulations which are binding on or applicable to the Company and its Subsidiaries.

3.2 The Employee shall work and be based in the PRC for the proper performance and exercise of his duties and powers and he may be required to travel on the business of any member of the Group anywhere in the world.

3.3 If the Company requires the Employee to work permanently at a place which necessitates a move from his present address, the Company will reimburse the Employee for all removal expenses directly and reasonably incurred as a result of the Company's requirement.

3.4 The Employee shall at all times keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company and its Subsidiaries and provide such explanation as the Board may require in connection therewith.

4.    OFFICE OF EMPLOYEE

      During his employment under this Agreement the Employee shall not do anything that would cause him to be disqualified from continuing to act as the President of the Group.

5.    REMUNERATION AND BENEFITS

5.1 The Company and/or any member of the Group shall pay to the Employee during the continuance of this Agreement:

      5.1.1 the remuneration of the Employee which shall be a fixed total salary (accrued from day to day) at the rate of Renminbi _____________ per year (or such higher rate as the Board may in its discretion from time to time decide to award payable in arrears by 13 equal monthly installments on the fifth day of the coming month and the thirteenth installment (which shall be pro-rated if the Employee has been employed by the Company for less than a full year) shall be payable on the fifth day of the first month of next calendar year;

      5.1.2 an annual discretionary bonus of such amount as may from time to time be determined by the Board provided that the aggregate amount of bonuses payable to all the members of the senior management team of the Company in any financial year of the Company shall not exceed 30% of the Company's consolidated profit after taxation (excluding annual discretionary bonus) for that financial year. The bonus will be paid to the Employee at such time as the Board shall determine and the Board shall be entitled to approve payments on account of the annual bonus from time to time and to approve a bonus payment to the Employee in respect of a financial year of the Company notwithstanding that he shall not have been employed by the Company continuously throughout the financial year and

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      5.1.3 all reasonable medical expenses as provided under the Group's medical benefits scheme, if any.

5.2   Payment of the remuneration and bonus to the Employee pursuant to Clause
      5.1 shall be made either by the Company or by another member of the Group and if more than one member, in such proportions as the Board may from time to time think fit. For the avoidance of doubt, the remuneration and bonus payable to the Employee pursuant to Clause 5.1 shall exclude any mandatory provident fund contributions made by the Company.

5.3 The Employee may, at the discretion of the Board, be eligible to participate in any share option scheme from time to time adopted by the Company in accordance with the terms and conditions of such share option scheme.

5.4 The Employee shall not accept from any business associates/customers of the Company or of any member of the Group any gifts or benefits, monetary or otherwise, excluding any gifts or benefits of a value less than RMB1,000, without the prior written consent of the Board or in any manner ask for or solicit any such gifts or benefits from business associates/customers of the Company or of any member of the Group.

6.    EXPENSES

      The Company shall, subject to the production of receipts or other evidence satisfactory to the Board, reimburse the Employee all travelling, hotel, entertainment and other out-of-pocket expenses properly and reasonably incurred by him in or about the discharge of his duties hereunder.

7.    HOLIDAYS

      The Employee shall be entitled to 6 working days' holiday (exclusive of statutory holidays in the PRC) for the first completed year of service (if the period of service is less than one year, the holiday entitlement will decrease pro rata) and after each completed year of service, the Employee shall be entitled to one additional working day's holiday up to a maximum of 4 additional working days (so that the total holiday entitlement shall not be more than 10 working days a year), to be taken by the Employee at such times as may be convenient to the Group having regard to the requirements of the Group's business.

8.    RESTRICTIONS ON OTHER ACTIVITIES

8.1 For so long as the Employee is employed under the terms of this Agreement but without prejudice to Clauses 8.2, 9 and 12, the Employee shall not and shall procure his Affiliates not to (except with the prior sanction of a resolution of the Board):

      8.1.1 be directly or indirectly engaged in or concerned with or interested in any other business which is in any respect in competition with or in opposition to, directly or indirectly, any business for the time being carried on by any company or entity within the Group, provided that, this shall not prohibit the holding (directly or through nominees) of investments listed on any stock exchange as long as not more than five (5) per cent, of the issued shares or

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            stock of any class of any one company shall be so held without the prior sanction of a resolution of the Board (save that this restriction shall not apply to any holding of shares of the Company); and

      8.1.2 be interested in any project or proposal for the acquisition or development of or investment in any business or asset in which any member of the Group has been, during the continuance of this Agreement, or is considering to acquire, develop or invest unless the Group shall have decided against such acquisition, development or investment or invited the Employee or his Affiliates in writing to participate in, or consented in writing to the Employee's or his Affiliates acquisition or development of or investment in, such business or assets.

8.2 The Employee covenants with and undertakes to the Company that he shall not and that he shall procure that none of his Affiliates during his employment or at any time after the expiry thereof or its sooner determination, use the name of any member of the Group in the PRC, Hong Kong or any other part of the world, or use in the PRC, Hong Kong or any other territory in which the Group then operates any name which is the same as or similar to any of the registered or unregistered trade or service marks of the Group or any brand name or proposed brand name of any of the Group's products or service or proposed products or service, or represent himself or themselves as carrying on or continuing or being connected with any member of the Group or its business for any purpose whatsoever.

8.3 The Employee shall not and shall procure his Affiliates, either during or after the termination of his employment without limit in point of time, not to:

      8.3.1 divulge or communicate any secret, confidential or private information to any person or persons except to those of the officers of the Group whose province it is to know the same; or

      8.3.2 use any secret, confidential or private information for his own purposes or for any purposes other than those of the Group; or

      8.3.3 through any failure to exercise all due care and diligence, cause any unauthorised disclosure of any secret, confidential or private information:

            (a) relating to the business and affairs of the Group not in the public domain;

            (b) relating to the working of any process or invention which is carried on or used by any company in the Group or which he may discover or make during his employment hereunder; or

            (c) in respect of which any such company is bound by an obligation of confidence to any third party,

      but so that these restrictions shall cease to apply to any information or knowledge which may (otherwise than through the wrongful act of the Employee or of others who were under confidentiality obligations as to such information or knowledge)

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      become available to the public generally without requiring a significant expenditure of labour, skill or money.

8.4 For the purpose of this Agreement, "SECRET, CONFIDENTIAL OR PRIVATE INFORMATION" shall include all and any information (whether or not recorded in documentary form or on computer disk or tapes) relating to the business of the Group, dealings, affairs, and matters of the Group, including, but not limited to, any proprietary information, technical data, trade secrets or know-how, research, product plans, products, services, suppliers, customer lists, prices and costs, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration, information, marketing, licenses, finances, budgets, personnel information (including the abilities of individual employees), or other business information disclosed to the Employee by the Group commencing from the date of the Employee's first employment with the Group. This disclosure could have been made either directly or indirectly, in writing or orally, whether or not during working hours.

8.5 The Employee agrees that, at the time of termination of his employment with the Company, he will deliver to the Company (or to such other company in the Group as the case may require) (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items made or developed by him during his employment with the Company or otherwise belonging to the Group. The Employees further agrees that any property situated on the Company's premises and/or owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection and search by the Company's personnel for legitimate business reasons at any time with or without notice.

8.6 The Employee recognizes that the Group has received and will receive from third parties their secret, confidential or private information. The Employees agrees to and agrees to procure his Affiliates, during his employment or at any time after the expiry thereof or its sooner determination, to hold all that secret, confidential or private information in the strictest confidence and not to disclose it to any Person or to use it, except as necessary in carrying out his work for the Group in a manner consistent with the Group's agreement(s) with those third parties.

8.7 The Employee represents that as an employee of the Company he has not and will not and has not caused and will not cause any Person to breach any agreement to keep in confidence any secret, confidential or secret information, knowledge or data acquired by him in confidence or trust prior or subsequent to joining the Company. He will not disclose and will agree to procure his Affiliates not to disclose to the Group, or induce the Group to use, any inventions, secret, confidential or private information or material belonging to any previous employer or any other party.

8.8 The Employee represents that in the event that he terminates his employment with the Company, he agrees to grant consent to notification by the Company to his new employer about his rights and obligations under this Agreement. The Employee further represents that he agrees to grant consent to notification by the Company to any other party besides the Company with whom he maintains a consulting relationship, including parties with whom such relationship commences after the

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      effective date of this Agreement, about his rights and obligations under this Agreement.

9.    INVENTIONS

9.1 The Employee provides a list as Exhibit A describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by him prior to his employment with the Company (collectively referred to as "PRIOR INVENTIONS") which belong to him, which relate to the Group's proposed business, products or research and development, and which are not assigned to the Group; or, if no such list is attached, he represents that there are no such Prior Inventions. If in the course of his employment with the Company, he incorporates any Prior Invention owned by him or in which he has an interest into the property of the Group, the Company (the Group, if applicable) is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, modify, use, sell and otherwise distribute that Prior Invention as part of or in connection with such property of the Group.

9.2 The parties hereto foresee that the Employee may make, discover or create Intellectual Property during any period commencing from the date of his employment with the Group and agree that in this respect the Employee has a special obligation to further the interests of the Company.

9.3 If during any period commencing from the date of his first employment with the Group, the Employee makes or discovers or participates in the making or discovery of any Intellectual Property relating to or capable of being used in the business for the time being carried on by any member of the Group, full details of the Intellectual Property shall immediately be communicated by him to the Company and shall be the absolute property of the Company. At the request and expense of the Company, the Employee shall agree to assist the Group in every proper way by giving and supplying timely all such information and data, drawings, specifications, oaths and assignments necessary as may be requisite to enable the Company to exploit the Intellectual Property to the best advantage and shall execute all such applications or other documents and do all such things as are necessary or desirable for the Company to obtain the sole and exclusive right, title and interest in or related to the Intellectual Property in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.

9.4 The Employee irrevocably appoints the Company to be his attorney in his name and on his behalf to sign, execute, or file any such instrument or to do any such things as is necessary for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this Clause 9 and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this Clause shall be conclusive evidence that such is the case.

9.5 If the Employee makes or discovers or participates in the making or discovery of any Intellectual Property during a period commencing from the date of his first employment with the Group but which is not the property of the Company under Clause 9.3, the Company shall have the right to acquire for itself or its nominee, the Employee's rights in the Intellectual Property within one (1) year after disclosure

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      pursuant to Clause 9.3 on fair and reasonable terms to be agreed or settled by a single arbitrator.

9.6 Rights and obligations under this Clause 9 shall continue in force after termination of this Agreement in respect of Intellectual Property made or discovered during the Employee's employment under this Agreement and shall be binding upon his representatives.

10.   TERMINATION

10.1 This Agreement may be terminated forthwith by the Company without prior notice and compensation if the Employee shall at any time:

      10.1.1 commit any irredeemable, serious or persistent breach whether wilful or not, of any of the provisions of this Agreement; or

      10.1.2 be guilty of any dishonesty, grave misconduct or wilful neglect in the discharge of his duties under this Agreement; or

      10.1.3 become bankrupt or make any arrangement or composition with his creditors generally or has a receiving order made against him; or

      10.1.4 become of unsound mind or be or become a patient for any purpose of any statute relating to mental health; or

      10.1.5 be convicted of any criminal offence (other than an offence which in the reasonable opinion of the Board does not affect his position as the vice president of (the Company); or

      10.1.6 become permanently incapacitated by accident or ill-health from performing his duties under this Agreement and for The purpose of this paragraph, incapacity for three (3) consecutive months or for an aggregate period of six (6) months in any period of twelve months shall be deemed to be a permanent incapacity; or

      10.1.7 become prohibited by law from acting as the President of the Group or from fulfilling his duties under this Agreement or be removed from office by a special resolution of the shareholders of the Company in general meeting; or

      10.1.8 be guilty of conduct (in the reasonable opinion of the Board) likely to bring himself or any member of the Group into disrepute; or

      10.1.9 improperly divulge to any unauthorised person any secret, confidential or private information or any other business secret or details of the organisation, business of the Group (provided that this obligation shall not be extended to any such information which is in the public domain at the time of disclosure); or

      10.1.10 during the continuance of this Agreement be absent (other than during periods of holiday) for an aggregate of thirty (30) working days; or

      10.1.11 be convicted of any offence or be identified as an insider dealer under any

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              statutory enactment or regulations relating to insider dealing in force from time to time; or

      10.1.12 be disqualified to act as an officer of any member of the Group under any applicable law.

10.2 If the Company is for any reason not entitled to terminate this Agreement forthwith in accordance with Clause 10.1, it may, at any time after the occurrence of any of the events specified in Clause 10.1, by giving to the Employee seven (7) days' notice (or payment of salary in lieu of such notice or the unexpired part of such period, as the case may be), terminate this Agreement.

10.3 If the Company becomes entitled to terminate the employment of the Employee under this Agreement pursuant to Clause 10.1, it shall be entitled (but without prejudice to its right subsequently to terminate such employment on the same or any other ground) to suspend the employment of the Employee under this Agreement either in full or in part, with or without payment of remuneration for so long as it may think fit.

10.4 If the Employee shall cease to be the President of the Group, his employment shall thereby automatically terminate but if such cessation shall be caused by any act or omission of either party without the consent, concurrence or complicity of the other then such act or omission shall be deemed a breach of this Agreement and termination hereunder shall be without prejudice to any claim for damages in respect of such breach.

10.5 On the termination of his employment howsoever arising, the Employee shall forthwith deliver to the Company all books, records, client's lists, accounts, statistics documents, papers, materials, credit cards, motor cars and other property of or relating to the business of the Group which may then be in his possession or under his power or control and all copies thereof or extracts therefrom made by or on behalf of the Employee.

10.6 If the Employee is at any time appointed as an officer of any member of the Group, he shall on or after the expiry of his employment under this Agreement or its sooner determination, resign in writing from any office held by him as such and from all other offices held by him with any member of the Group and execute an acknowledgement under seal to the effect that he has no claims against the Company or any of its subsidiaries (as the case may be) for compensation for loss of office or otherwise.

10.7 The Employee shall upon the expiry of his employment under this Agreement or its sooner determination, transfer without payment and in such manner as the Company may require, all such shares in any of the Company's subsidiaries or associated companies as are held by him as nominee for the Company or any members of the Group.

10.8 In the event of the Employee failing to take any of the actions required to be taken by him under Clauses 10.6 and 10.7 forthwith upon the request of the Company, the Company is hereby irrevocably appointed as the attorney of the Employee to appoint such person in the name of and on behalf of the Employee to sign, seal and deliver resignations to the relevant member of the Group and instruments of transfers of the

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      relevant shares and to file such returns or take such other action as may be necessary or desirable under the applicable laws. The Employee agrees to confirm and ratify such documents and acts.

10.9 Termination of the Employee's employment under this Agreement shall be without prejudice to any rights and obligations which have accrued at the time of termination or to Clauses 8.2, 9 and 12 (all of which shall remain in full force and effect).

11.   RECONSTRUCTION OR AMALGAMATION

      If the employment of the Employee under this Agreement is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and the Employee is offered employment with any concern or undertaking resulting from the reconstruction or amalgamation on terms and conditions not less favourable than the terms of this Agreement, then the Employee shall have no claim against the Company in respect of the termination of his employment under this Agreement.

12.   NON-SOLICITATION AND RESTRICTIVE COVENANTS

12.1 The Employee agrees that during the term of his employment by the Company and for a period of two (2) years thereafter:

      12.1.1 he will not and shall procure his Affiliates not to engage or be engaged in the PRC, Hong Kong and other territories in which the Group operates (the "TERRITORY") whether directly or indirectly in the business of developing and licensing reference designs and modules for wireless GSM handsets and development and sale and/or licensing of reference designs and modules for CDMA-based mobile devices and the provision, sale and trading of related products/services in the Territory or other business which any company in the Group shall have determined to carry on with a view to profit in the immediate or foreseeable future (the "RESTRICTED BUSINESS");

      12.1.2 he will not and shall procure his Affiliates not to take up employment with any person, firm, company or organisation engaged in the Territory (whether directly or indirectly) in any business involving or related to any of the Restricted Business (but this restriction shall not operate so as to prohibit an employment which does not involve duties relating to the Restricted Business) nor assist any such person, firm, company or organisation with technical, commercial or professional advice in relation to the Restricted Business;

      12.1.3 he will not and shall procure his Affiliates not to be engaged in or concerned with or interested in as principal shareholder, employee, agent or otherwise (whether directly or indirectly) in any company, firm or business which as regards any goods or service is a supplier to or a customer of the Company or any other member of the Group;

      12.1.4 he will not and shall procure his Affiliates not to either on his own account or for any person, firm, company or organisation, solicit, engage, employ or entice or endeavour to solicit engage, employ or entice (whether directly or indirectly) from the Company any director, manager, employee, agent of any

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              former director, former agent or former employee of any member of the Group whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the relevant member of the Group;

      12.1.5 he will not and shall procure his Affiliates not to directly or indirectly employ any person who has during the term of his employment been a director, manager, employee of or consultant to any member of the Group and who by reason of such employment is or may be likely to be in possession of any secret, confidential or private information relating to the Group's business or the business of the customers of the Group; and

      12.1.6 he will not and shall procure his Affiliates not to either on his own account or for any person, firm, company or organisation, solicit business (whether directly or indirectly) from any person, firm, company or organisation which has dealt with the Company or any other member of the Group or which on the termination of his employment is in the process of negotiating with the Company or any such member of the Group in relation to any of the Restricted Business.

      Since the Employee may also obtain in the course of his employment by reason of services rendered for or offices held in any other member of the Group knowledge of the secret, confidential or private information of such member, the Employee hereby agrees that he shall at the request of the Company enter into a direct agreement or undertaking with such member whereby he will accept restrictions corresponding to the restrictions herein contained (or such of them as may be appropriate in the circumstances) in relation to such products and services and such area and for such period as such company may reasonably require for the protection of its legitimate interests.

12.2 While the restrictions contained in Clauses 8.2, 9 and 12 are considered by the parties hereto to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Group but would be valid if part of the wordings thereof were deleted or the periods (if any) thereof were reduced or the range of products or area dealt with thereby were reduced in scope, the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

13.   SEVERABILITY

      If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

14.   WAIVER

      No failure on the part of any party hereto to exercise, and no delay on its part in exercising, any right to remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or exercise of any other right or remedy. The rights or remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

15.   FORMER SERVICE AGREEMENT

15.1 This Agreement shall, as from the date hereof, be in substitution for and supersede any previous or existing service or employment agreement (if any) or arrangements made orally or in writing between any member of the Group and the Employee and for any terms of employment previously or currently in force between any such company and the Employee, and the Employee shall have no claim in connection with any such superseded service agreement.

15.2 The Employee hereby acknowledges that he has no outstanding claims of any kind against any member of the Group.

16.   NOTICES

      Notices given under this Agreement shall be deemed effectively given to the Company if they are sent by post to or left at the principal place of business of the Company in the PRC and to the Employee if they are sent by post to or left at the last known address of the Employee. In the case of notice being sent by post, the notice shall be deemed (in the case of local mail) to have been received two (2) business days ("BUSINESS DAY" means a day other than Saturday on which banks in Hong Kong are generally open for business) after the time of despatch or (in the case of air mail) to have been received seven (7) business days after the time of despatch.

17.   AMENDMENT

      This Agreement may not be amended, supplemented, modified or varied except by a written agreement or instrument signed by both parties hereto.

18.   INDEMNITY

      The Employee agrees and undertakes to indemnify and keep effectively indemnified in full the Group on demand from and against all actions, demands, claims, proceedings, liabilities, costs and expenses incurred or sustained by any member of the Group, arising from, as a result of or in connection with any breach by the Employee of any of his obligations under this Agreement or any of his obligations implied by law.

19.   GOVERNING LAW

      This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong.

IN WITNESS whereof the parties have set their respective hands the day and year first above written.

SIGNED by [           ]                           )
a director, for and on behalf of                  )
TECHFAITH WIRELESS                                )

COMMUNICATION TECHNOLOGY         )
LIMITED                          )
in the presence of:-             )

SIGNED by                        )
DONG DEFU                        )
in the presence of:-             )

                                   EXHIBIT A

                            LIST OF PRIOR INVENTIONS

 Title      Date        Identifying or Brief Description        Number
----------------------------------------------------------------------

[X]      No inventions or improvements

[ ]      Additional Sheets Attached

Signature of Employee:

Print Name of Employee:

Date: